UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) June 12, 2020

General Electric Company
(Exact name of registrant as specified in its charter)

New York			001-00035	14-0689340
(State or other jurisdiction of incorporation)			(Commission File Number)	(IRS Employer Identification No.)

5 Necco Street	Boston,	MA		02210
(Address of principal executive offices)				(Zip Code)

(Registrant’s telephone number, including area code) (617) 443-3000

_______________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.06 per share	GE	New York Stock Exchange
0.375% Notes due 2022	GE 22A	New York Stock Exchange
1.250% Notes due 2023	GE 23E	New York Stock Exchange
0.875% Notes due 2025	GE 25	New York Stock Exchange
1.875% Notes due 2027	GE 27E	New York Stock Exchange
1.500% Notes due 2029	GE 29	New York Stock Exchange
7 1/2% Guaranteed Subordinated Notes due 2035	GE /35	New York Stock Exchange
2.125% Notes due 2037	GE 37	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 12, 2020, David Joyce communicated his intention to retire from his position as Vice Chairman of General Electric Company (“GE”) and President and CEO of GE Aviation. Mr. Joyce, a 40-year veteran of GE, will be succeeded by John Slattery, President and CEO of Commercial Aviation for Embraer, who agreed to join GE as part of a planned transition process to identify Mr. Joyce’s successor. Mr. Slattery will join GE as President- and CEO-elect for GE Aviation on July 13, 2020 and succeed Mr. Joyce as President and CEO of GE Aviation on September 1, 2020.

Following Mr. Slattery’s appointment as President and CEO of GE Aviation on September 1, 2020, Mr. Joyce will serve as non-executive Chairman of GE Aviation through December 31, 2020 to assist in the transition. Mr. Joyce also will continue to serve as GE Vice Chairman and as an advisor to GE Research through December 31, 2020. He also is expected to subsequently serve as strategic advisor to GE Aviation into 2021.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

General Electric Company
(Registrant)

Date: June 17, 2020	/s/ Christoph A. Pereira
Christoph A. Pereira Vice President, Chief Risk Officer and Chief Corporate Counsel

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